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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Earliest Event Reported
                                 August 17, 2005
                                 ---------------


                       Environmental Tectonics Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                  Pennsylvania
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation of organization)



       1-10655                                          23-1714256
------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)




               County Line Industrial Park
                Southampton, Pennsylvania                  18966
         ----------------------------------------       ----------
         (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code (215) 355-9100
                                                           --------------


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ITEM 7.01 REGULATION FD DISCLOSURE.

         Effective as of August 17, 2005, Environmental Tectonics Corporation (the "Company") entered into an agreement (the "Agreement") to settle litigation with Boenning and Scattergood, Inc. ("B&S"). The B&S litigation, as reported in previous quarterly reports on Form 10-Q and annual reports on Form 10-K, related to a claim by B&S for payment in excess of $900,000 in fees allegedly due to B&S pursuant to the terms of an agreement for investment banking services which was entered into with a predecessor of B&S (the "B&S Litigation").

         Pursuant to the terms of the Agreement, the Company has agreed to settle for an undisclosed sum (the "B&S Payment") and B&S and the Company have agreed to release any and all claims against the other and to dismiss all outstanding claims relating to the B&S Litigation with prejudice. The B&S Payment was made on August 23, 2005.

         The Agreement was entered into for the purpose of resolving contested claims and disputes as well as avoiding the substantial costs, expenses and uncertainties associated with protracted and complex litigation, and is not an admission of fault or liability by either party.

         The Company believes that the B&S Payment will have no material impact on the Company's results of operations.

         The information included in this report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            ENVIRONMENTAL TECTONICS CORPORATION
                                            Registrant


Date: August 23, 2005                       By /s/ Duane D. Deaner
                                               --------------------------------
                                                   Duane D. Deaner
                                                   Chief Financial Officer